Exhibit 99.1

PRESS RELEASE	Contact: Jeff W. Dick, Chairman & CEO
FOR IMMEDIATE RELEASE: July 29, 2020, 8:00 AM ET	(703) 481-4567

MainStreet Bancshares, Inc. Reports Pandemic’s Impact on Second Quarter

Fairfax, Virginia – July 29, 2020 - MainStreet Bancshares, Inc. (Nasdaq: MNSB) reported a net loss of ($634,000) for the second quarter of 2020.  The loss is a result of a provision expense of $5.6 million made during the quarter largely related to the effects of the COVID-19 pandemic.  Year-to-date earnings remain positive and management is optimistic that future earnings will normalize if the pandemic is contained.

Pre-Tax Pre-Provision (PTPP) Income was $4.7 million for the quarter-ended June 30, 20201. Which is a 2.47% increase from the first quarter of 2020.  PTPP Income held steady at $9.3 million for the six months ended June 30, 2020 as compared to the same period last year, in spite of the ongoing net interest income compression.  In addition, the Company will continue to recognize fee income from the Paycheck Protection Program (PPP), which is currently estimated at $5.765 million with $765,000 realized during the second quarter, which will effectively offset the second quarter provision expense.

For the six months ended June 30, 2020, the Company reported net income of $2.8 million, which represents a 0.40% return on average assets and 4.04% return on average equity, or $0.34 per share of common stock (basic and diluted).

Net interest income of $10.7 million and noninterest income of $1.3 million continued to trend favorably and consistently for the quarter ended June 30, 2020. Net interest income and noninterest income for the six months ended June 30, 2020 increased to $21.0 million and $2.7 million, respectively. Net interest income and noninterest income for the six months ended June 30, 2020 increased 9.3% and 20.5%, respectively, over the same period in 2019.

Total assets were $1.5 billion and net loans were $1.3 billion as of June 30, 2020, which included $171.7 million in loans related to the Payment Protection Program (“PPP”). Asset quality remained good with non-performing assets to total assets at 0.16% as of June 30, 2020.  Non-interest-bearing deposits were $388.1 million, representing 28.9% of total deposits as of June 30, 2020.  Total deposits as of June 30, 2020 were $1.3 billion.  The Company continues to build its core deposit base (currently at 69% of total deposits) and reduce its overall cost of deposits.  The Company’s asset quality remains strong.  Capital levels for the Company remain strong.

COVID-19

In order to maintain the Company’s strong asset quality, the Board and management initiated two payment deferral programs to support borrowers needs during the pandemic:

Phase 1 – Borrowers could opt to defer up to two months of principal and interest payments, and

Phase 2 – Commercial lenders would work with borrowers individually to design and implement a custom solution to achieve a positive outcome for the borrower.

An overwhelming number of borrowers, 77.5% (by dollar amount), did not indicate a need for any support from either phase to continue performing on their loan obligations.

Phase 1 - Initiated March 24th. Important to note that at this point little was known about the state of the pandemic with no predictions on its duration or severity.  A total of 195 borrowers participated in this phase, representing 22.5% of the dollar amount of loans outstanding.  This phase is essentially complete.

Phase 1 was evenly distributed across the portfolio, save for the hotel loan portfolio.  The Company has 15 operating hotels in its portfolio totaling $92.4 million.  The hospitality industry was significantly impacted by the pandemic and 14 hotels that we financed requested to participate in Phase 1.  The Table below shows the distribution of participants across all portfolios for Phase 1.

Phase 1 of Loan Deferment Program
Loan Type	Total Deferred (000's)	Percentage of Total Loans
Commercial Real Estate	$165,920	13.0%
Owner-Occupied Commercial Real Estate	55,232	4.3%
C&I	20,152	1.6%
Other Const & Land	15,465	1.2%
Closed-end 1st Lien	14,215	1.1%
1-4 Fam Construction	10,880	0.9%
Multifamily	2,610	0.2%
Closed-end Jr Lien	1,075	0.1%
Revolving Secured by 1-4 Fam	1,050	0.1%
Total	$286,599	22.5%

Paycheck Protection Program – Initiated April 3, 2020.  During Phase 1, the commercial lending and credit teams were also fully engaged implementing the Paycheck Protection Program (PPP) to provide additional liquidity assistance to our borrowers.  The Team processed 1,071 PPP loans totaling nearly $172 million in short order.  Underwriting standards were focused on providing precisely the amount that would qualify for forgiveness by the federal government.  Approximately 44% of borrowers participating in Phase 1 program also participated in the PPP.

Phase 2 – Initiated May 4, 2020.  The Board and management aligned the maximum deferment for Phase 2 with the Federal Reserve Board’s Main Street Lending Program and set the maximum deferment period at 12 months.   The Board and management also established several restrictive covenants for borrowers participating in Phase 2.

The objective was for each borrower to attain a greater than 90% probability of a positive outcome.  The lending teams worked with their borrowers to determine what amount and term of deferment, if any, would be reasonable to achieve that objective.

An estimated 42 borrowers representing 7.4% of total loans outstanding plan to participate in Phase 2.  While still a concentration, only 60% of the hotels requested additional payment deferrals for Phase 2.  Refer to the table below recapping planned participation in Phase 2.

Phase 2 Estimated Loan Deferments
	Deferred Amount by Month (000’s)
Loan Type	1	2	3	4	5	6	Total Deferred	Number of Borrowers
Other Const & Land			$6,732		$164	$9,665	$16,562	4
Closed-end 1st Lien		943	2,165				3,109	2
Multifamily			1,564				1,564	2
Owner-Occupied Com'l CRE	1,982	1,221	3,665		2,844		9,713	12
Commercial Real Estate		8,092	3,496	7,029		41,875	60,491	12
- Hotels		8,092		7,029		38,350		9
- Office			155					1
- Retail-Commercial						3,525		1
- Shopping Center			3,341					1
Commercial & Industrial	202	128	1,367	591	245		2,533	9
Other Consumer		64					64	1
Total	$2,184	$10,448	$18,990	$7,619	$3,253	$51,540	$94,035	42

The general qualitative factor for the COVID-19 provision for the quarter ended June 30, 2020 was $2 million for the commercial portfolio.  In a separate pooled loan analysis, the Company determined that a $762,000 provision should be included for the indirect consumer automobile portfolio.

The Company had one Commercial & Industrial (C&I) borrower that was immediately and fully impacted by the pandemic. Good collateral became uncollectible and new sales ceased to exist.  The Company charged-off the $1.76 million balance of the loan during the quarter.  In addition to address the ongoing impact of the COVID-19 pandemic, the Company added a general qualitative factor to the allowance for loan losses calculation during the second quarter of 2020, resulting in additional provision of $2.76 million for the quarter. The two provisions amount to $4.5 million of the total provision for the quarter. The remaining $1.1 million provision was made to support continued loan growth and shifts in other qualitative factors.

The balance of the ALLL after provisions and charge-offs for June 30, 2020 represents 1.25% of total loans (net of PPP loans), and 1.08% of total loans.

QUOTES: “The Company continues to perform well despite issues arising from the pandemic,” said Jeff W. Dick, Chairman & CEO of MainStreet Bancshares Inc., and MainStreet Bank.  “The Board and management took a very conservative approach to assessing the loan portfolio based upon current and anticipated conditions.  We will continue to work with all of our customers in pursuit of a positive outcome throughout the course of this pandemic and beyond.”

ABOUT MAINSTREET BANK:  MainStreet operates seven branches in Herndon, Fairfax, Fairfax City, McLean, Leesburg, Clarendon, and Washington D.C.  MainStreet Bank has 55,000 free ATMs and a fully integrated online and mobile banking solution.  The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has “put our bank” in well over 1,000 businesses in the metropolitan area.

MainStreet Bank has a full complement of payment system services for third party payment providers with nationally known market leaders on-staff ready to help payment providers create a solution perfect for their needs.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate.  MainStreet also works with the SBA to offer 7A and 504 lending solutions.  From sophisticated cash management to enhanced mobile banking and instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve its customer experience.

MainStreet Bank was the first community bank in the Washington, DC metropolitan area to offer a full online business banking solution.  MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance.  Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

1Use of Certain Non-GAAP Financial Measures. The accounting and reporting policies of the Company conform to GAAP in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of the Company’s performance. This included adjusted net income.

Management believes that the use of non-GAAP measures provides meaningful information about operating performance by enhancing comparability with other financial periods, other financial institutions, and between different sources of income. The non-GAAP measures used by management enhance comparability by excluding the effects of items that do not reflect ongoing operating performance, including non-recurring gains or charges. These non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently. A reconciliation of the non-GAAP financial measures used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures is presented after the unaudited financial information below.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties.  The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, future impacts of the novel coronavirus (COVID-19) outbreak, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel.

We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made.  In addition, our past results of operations are not necessarily indicative of future performance.

UNAUDITED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands, except share data)

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
ASSETS
Cash and cash equivalents
Cash and due from banks	$55,273	$62,098	$53,376	$52,580	$44,976
Federal funds sold	21,081	10,677	11,468	19,432	19,835
Total cash and cash equivalents	76,354	72,775	64,844	72,012	64,811
Investment securities available for sale, at fair value	91,823	102,191	92,791	88,198	60,079
Investment securities held to maturity, at carrying value	23,843	23,878	23,914	24,410	24,946
Restricted equity securities, at cost	5,041	5,041	6,157	4,882	5,307
Loans, net of allowance for loan losses of $13,731, $9,898, $9,584, $9,370, and $9,185, respectively	1,259,012	1,059,628	1,030,425	992,609	983,574
Premises and equipment, net	14,416	14,666	14,153	14,109	14,208
Other real estate owned, net	1,175	1,207	1,207	1,207	1,207
Accrued interest and other receivables	7,458	4,809	5,420	5,373	5,681
Bank owned life insurance	24,959	24,761	24,562	19,381	14,275
Other assets	24,786	20,786	13,885	11,414	9,945
Total Assets	$1,528,867	$1,329,742	$1,277,358	$1,233,595	$1,184,033
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest bearing deposits	$388,104	$240,979	$252,707	$218,087	$201,405
Interest bearing DDA deposits	18,266	16,846	53,707	54,438	65,117
Savings and NOW deposits	65,876	60,454	63,015	63,746	61,945
Money market deposits	332,246	265,443	141,337	125,716	115,641
Time deposits	537,840	559,489	560,857	601,896	566,292
Total deposits	1,342,332	1,143,211	1,071,623	1,063,883	1,010,400
Federal Home Loan Bank advances and other borrowings	10,000	10,000	40,000	10,000	20,000
Subordinated debt	14,819	14,812	14,805	14,798	14,791
Other liabilities	21,546	21,424	13,896	11,697	9,806
Total Liabilities	1,388,697	1,189,447	1,140,324	1,100,378	1,054,997
Stockholders’ Equity:
Common stock, par value $4 per share, authorized 10,000,000 shares; issued and outstanding, 8,263,941 shares at June 30, 2020 including 155,742 unvested shares, 8,260,231 shares at March 31, 2020 including 155,742 unvested shares, 8,260,259 shares at December 31, 2019 including 160,961 unvested shares, 8,260,259 shares at September 30, 2019 including 160,961 unvested shares, 8,250,259 at June 30, 2019 including 153,586 unvested shares.	32,433	32,418	32,397	32,397	32,387
Capital surplus	74,850	74,482	75,117	74,860	74,609
Retained earnings	31,933	32,567	29,097	25,535	21,826
Accumulated other comprehensive income	954	828	423	425	214
Total Stockholders’ Equity	140,170	140,295	137,034	133,217	129,036
Total Liabilities and Stockholders’ Equity	$1,528,867	$1,329,742	$1,277,358	$1,233,595	$1,184,033

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(In thousands, except share and per share data)

	Year-to-Date		Three Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
INTEREST INCOME:
Interest and fees on loans	$28,619	$26,793	$14,399	$14,220	$14,223	$14,192	$13,877
Interest on investment securities	997	1,171	496	501	534	497	615
Interest on federal funds sold	404	720	9	395	271	412	375
Total interest income	30,020	28,684	14,904	15,116	15,028	15,101	14,867
INTEREST EXPENSE:
Interest on interest bearing DDA deposits	153	528	36	117	195	275	283
Interest on savings and NOW deposits	114	147	50	64	71	71	74
Interest on money market deposits	1,252	1,350	474	778	489	539	587
Interest on time deposits	6,900	6,566	3,333	3,566	3,730	3,900	3,635
Interest on Federal Home Loan Bank advances and other borrowings	94	381	44	50	92	76	162
Interest on subordinated debt	482	479	241	241	244	244	241
Total interest expense	8,995	9,451	4,178	4,816	4,821	5,105	4,982
Net interest income	21,025	19,233	10,726	10,300	10,207	9,996	9,885
Provision for loan losses	5,925	1,075	5,575	350	358	185	750
Net interest income after provision for loan losses	15,100	18,158	5,151	9,950	9,849	9,811	9,135
NON-INTEREST INCOME:
Deposit account service charges	920	816	433	487	460	392	446
Bank owned life insurance income	397	211	198	199	181	106	106
Loan swap fee income	826	471	423	403	111	407	181
Net gain on available-for-sale securities	—	5	—	—	—	—	5
Net gains on sale of loans	—	263	—	—	—	303	263
Other fee income	589	501	264	325	407	228	340
Total other income	2,732	2,267	1,318	1,414	1,158	1,436	1,341
NON-INTEREST EXPENSES:
Salaries and employee benefits	8,696	7,707	4,263	4,433	4,179	3,890	3,847
Furniture and equipment expenses	954	820	500	454	457	451	435
Advertising and marketing	447	296	191	256	375	235	191
Occupancy expenses	578	430	311	267	221	214	217
Outside services	481	388	205	276	169	306	161
Administrative expenses	341	343	177	164	198	190	176
Other operating expenses	3,006	2,201	1,713	1,293	1,104	1,203	1,150
Total other expenses	14,503	12,185	7,360	7,143	6,703	6,489	6,177
INCOME (LOSS) BEFORE INCOME TAXES	3,329	8,240	(891)	4,221	4,304	4,758	4,299
Income tax expense (benefit)	494	1,562	(257)	751	742	1,049	868
NET INCOME (LOSS)	$2,835	$6,678	$(634)	$3,470	$3,562	$3,709	$3,431
Net income (loss) per common share, basic and diluted	$0.34	$0.81	$(0.08)	$0.42	$0.43	$0.45	$0.42
Weighted average number of shares, basic and diluted	8,275,344	8,246,562	8,263,370	8,287,317	8,260,259	8,251,672	8,250,210

UNAUDITED LOAN, DEPOSIT AND BORROWING DETAIL

(In thousands)

	June 30, 2020		March 31, 2020		June 30, 2019		Percentage Change
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	Last 3 Mos	Last 12 Mos
LOANS:
Construction and land development loans	$284,843	22.2%	$286,756	26.7%	$203,873	20.5%	-0.7%	39.7%
Residential real estate loans	169,924	13.3%	149,173	13.9%	158,406	15.9%	13.9%	7.3%
Commercial real estate loans	497,279	38.8%	449,786	42.0%	425,862	42.8%	10.6%	16.8%
Commercial industrial loans	268,290	21.0%	118,258	11.0%	117,905	11.9%	126.9%	127.5%
Consumer loans	60,166	4.7%	68,159	6.4%	88,421	8.9%	-11.7%	-32.0%
Total Gross Loans	$1,280,502	100.0%	$1,072,132	100.0%	$994,467	100.0%	19.4%	28.8%
Less: Allowance for loan losses	(13,731)		(9,898)		(9,185)
Net deferred loan fees	(7,759)		(2,606)		(1,708)
Net Loans	$1,259,012		$1,059,628		$983,574
DEPOSITS:
Non-interest bearing demand deposits	$388,104	28.9%	$240,979	21.1%	$201,405	19.9%	61.1%	92.7%
Interest-bearing demand deposits:
Demand deposits	18,266	1.4%	16,846	1.5%	65,117	6.4%	8.4%	-71.9%
Savings and NOW deposits	65,876	4.9%	60,454	5.3%	61,945	6.1%	9.0%	6.3%
Money market accounts	332,246	24.8%	265,443	23.2%	115,641	11.4%	25.2%	187.3%
Certificates of deposit $250,000 or more	213,051	15.9%	213,409	18.7%	222,292	22.0%	-0.2%	-4.2%
Certificates of deposit less than $250,000	324,789	24.1%	346,080	30.2%	344,000	34.2%	-6.2%	-5.6%
Total Deposits	$1,342,332	100.0%	$1,143,211	100.0%	$1,010,400	100.0%	17.4%	32.9%
BORROWINGS:
Federal Home Loan Bank advances	10,000	40.3%	10,000	40.3%	20,000	57.5%	0.0%	-50.0%
Subordinated debt	14,819	59.7%	14,812	59.7%	14,791	42.5%	0.0%	0.2%
Total Borrowings	$24,819	100.0%	$24,812	100.0%	$34,791	100.0%	0.0%	-28.7%
Total Deposits and Borrowings	$1,367,151		$1,168,023		$1,045,191		17.0%	30.8%

Core customer funding sources (1)	$939,474	68.7%	$785,661	67.2%	$605,484	57.9%	19.6%	55.2%
Brokered and listing service sources (2)	402,858	29.5%	357,550	30.6%	404,916	38.7%	12.7%	-0.5%
Federal Home Loan Bank advances	10,000	0.7%	10,000	0.9%	20,000	1.9%	0.0%	-50.0%
Subordinated debt (3)	14,819	1.1%	14,812	1.3%	14,791	1.4%	0.0%	0.2%
Total Funding Sources	$1,367,151	100.0%	$1,168,023	100.0%	$1,045,191	100.0%	17.0%	30.8%

(1)	Includes ICS, CDARS, and reciprocal deposits maintained by customers, which represent sweep accounts tied to customer operating accounts.
(2)

Consists of certificates of deposit (CD) through multiple listing services and multiple brokered deposit services, as well as ICS and CDARS one-way certificates of deposit and regional money market accounts.

(3)	Subordinated debt obligation qualifies as Tier 2 capital at the holding company and Tier 1 capital at the Bank.

UNAUDITED AVERAGE BALANCE SHEETS, INTEREST AND RATES

(In thousands)

	For the three months ended June 30, 2020			For the three months ended June 30, 2019
	Average Balance	Interest Income/ Expense	Average Yields/ Rate (annualized)	Average Balance	Interest Income/ Expense	Average Yields/ Rate (annualized)
ASSETS:
Interest earning assets:
Loans (1)	$1,213,250	$14,399	4.75%	$978,282	$13,877	5.67%
Investment securities	73,186	496	2.71%	73,218	615	3.36%
Federal funds and interest-bearing deposits	126,164	9	0.03%	73,494	375	2.04%
Total interest earning assets	$1,412,600	$14,904	4.22%	$1,124,994	$14,867	5.29%
Other assets	69,741			40,842
Total assets	$1,482,341			$1,165,836
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$17,507	$36	0.82%	$57,299	$283	1.98%
Money market deposit accounts	303,118	474	0.63%	123,110	587	1.91%
Savings and NOW deposits	62,733	50	0.32%	62,613	74	0.47%
Time deposits	548,728	3,333	2.43%	548,669	3,635	2.65%
Total interest-bearing deposits	$932,086	$3,893	1.67%	$791,691	$4,579	2.31%
Federal funds and repos purchased	1	—	—	—	—	—
Subordinated debt	14,816	241	6.51%	14,788	241	6.52%
FHLB borrowings	10,000	44	1.76%	23,956	162	2.70%
Total interest-bearing liabilities	$956,903	$4,178	1.75%	$830,435	$4,982	2.40%
Demand deposits and other liabilities	383,480			208,405
Total liabilities	$1,340,383			$1,038,840
Stockholders’ Equity	141,958			126,996
Total Liabilities and Stockholders’ Equity	$1,482,341			$1,165,836
Interest Rate Spread			2.47%			2.89%
Net Interest Income and Margin		$10,726	3.04%		$9,885	3.51%

(1)	Includes loans classified as non-accrual.

UNAUDITED AVERAGE BALANCE SHEETS, INTEREST AND RATES

(In thousands)

	For the six months ended June 30, 2020			For the six months ended June 30, 2019
	Average Balance	Interest Income/ Expense	Average Yields/ Rate (annualized)	Average Balance	Interest Income/ Expense	Average Yields/ Rate (annualized)
ASSETS:
Interest earning assets:
Loans (1)	$1,135,995	$28,619	5.04%	$957,457	$26,793	5.60%
Investment securities	73,512	997	2.71%	70,897	1,171	3.30%
Federal funds and interest-bearing deposits	131,239	404	0.62%	69,242	720	2.08%
Total interest earning assets	$1,340,746	$30,020	4.48%	$1,097,596	$28,684	5.23%
Other assets	64,550			38,827
Total assets	$1,405,296			$1,136,423
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$25,532	$153	1.20%	$57,013	$528	1.85%
Money market deposit accounts	266,638	1,252	0.94%	133,410	1,350	2.02%
Savings and NOW deposits	62,716	114	0.36%	60,626	147	0.48%
Time deposits	557,921	6,900	2.47%	508,421	6,566	2.58%
Total interest-bearing deposits	$912,807	$8,419	1.84%	$759,470	$8,591	2.26%
Federal funds and repos purchased	1	—	0.00%	69	1	2.89%
Subordinated debt	14,813	482	6.51%	14,784	479	6.48%
FHLB borrowings	10,165	94	1.85%	29,006	380	2.62%
Total interest-bearing liabilities	$937,786	$8,995	1.92%	$803,329	$9,451	2.35%
Demand deposits and other liabilities	326,949			207,925
Total liabilities	$1,264,735			$1,011,254
Stockholders’ Equity	140,561			125,169
Total Liabilities and Stockholders’ Equity	$1,405,296			$1,136,423
Interest Rate Spread			2.56%			2.88%
Net Interest Income and Margin		$21,025	3.14%		$19,233	3.50%

(1)	Includes loans classified as non-accrual.

UNAUDITED SUMMARY FINANCIAL DATA

(Dollars in thousands except per share data)

	At or For the Three Months Ended		At or For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Per share Data and Shares Outstanding
Earnings (losses) per share (basic and diluted)	$(0.08)	$0.42	$0.34	$0.81
Tangible book value per share	$16.96	$15.64	$16.96	$15.64
Weighted average common shares (basic and diluted)	8,263,370	8,250,210	8,275,344	8,246,562
Common shares outstanding at end of period	8,263,941	8,250,259	8,263,941	8,250,259
Performance Ratios
Return on average assets (annualized)	(0.17)%	1.18%	0.40%	1.18%
Return on average equity (annualized)	(1.79)%	10.81%	4.04%	10.67%
Yield on earning assets (annualized)	4.22%	5.29%	4.48%	5.23%
Cost of interest bearing liabilities (annualized)	1.75%	2.40%	1.92%	2.35%
Net interest spread	2.47%	2.89%	2.56%	2.88%
Net interest margin (annualized)	3.04%	3.51%	3.14%	3.50%
Net interest margin less PPPL (annualized)	3.17%	—	3.21%	—
Noninterest income as a percentage of average assets (annualized)	0.36%	0.46%	0.39%	0.40%
Noninterest expense to average assets (annualized)	1.99%	2.12%	2.06%	2.14%
Efficiency ratio	61.11%	55.02%	61.04%	56.67%
Asset Quality
Loans 30-89 days past due to total gross loans	0.01%	0.03%	0.01%	0.03%
Loans 90 days past due to total gross loans	0.00%	0.00%	0.00%	0.00%
Non-accrual loans to total gross loans	0.10%	0.00%	0.10%	0.00%
Other real estate owned	$1,175	$1,207	$1,175	$1,207
Non-performing assets	$2,480	$1,242	$2,480	$1,242
Non-performing assets to total assets	0.16%	0.10%	0.16%	0.10%
Allowance for loan losses to total gross loans	1.07%	0.92%	1.07%	0.92%
Allowance for loan losses to total gross loans less PPPL	1.24%	—	1.24%	—
Allowance for loan losses to non-performing assets	5.54	7.40	5.54	7.40
Net loan charge-offs (recoveries)	$1,742	$754	$1,778	$721
Net charge-offs to average loans (annualized)	0.57%	0.31%	0.31%	0.15%
Troubled debt restructurings (total)
Performing in accordance with modified terms	$—	$1,494	$—	$1,494
Not performing in accordance with modified terms	$—	$—	$—	$—
Regulatory Capital Ratios (Bank only) (1)
Total risk-based capital ratio	13.26%	13.41%	13.26%	13.41%
Tier 1 risk-based capital ratio	12.16%	12.59%	12.16%	12.59%
Leverage ratio	10.23%	12.07%	10.23%	12.07%
Common equity tier 1 ratio	12.16%	12.59%	12.16%	12.59%
Other information
Closing stock price	$13.20	$22.79	$13.20	$22.79
Tangible equity / tangible assets	9.17%	10.89%	9.17%	10.89%
Tangible equity / tangible assets less PPPL loans	10.33%	—	10.33%	—
Average tangible equity / average tangible assets	9.58%	10.89%	10.00%	11.01%
Number of full time equivalent employees	121	120	121	120
# Full service branch offices	7	6	7	6

(1)	Regulatory capital ratios as of June 30, 2020 are preliminary.

Reconciliation of Certain Non-GAAP Financial Measures

(In thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Adjusted Net Income
Net income (loss), as reported	$(634)	$3,431	$2,835	$6,678
Tax expense (benefit)	(257)	868	494	1,562
Provision for loan losses	5,575	750	5,925	1,075
Adjusted net income	$4,684	$5,049	$9,254	$9,315